EXHIBIT 99.14

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES SECOND QUARTER 2003 RESULTS

Alliance Capital Management Holding L.P. Announces Net Income of $0.51 per Unit;

Declares Cash Distribution of $0.51 per Unit

New York, NY, July 29, 2003 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC), the publicly traded partnership, and Alliance Capital Management L.P. (“Alliance Capital”), the Operating Partnership, today reported results for the quarter ended June 30, 2003 compared to March 31, 2003 and June 30, 2002.

Alliance Holding (The Publicly Traded Partnership):

•                  Diluted Net Income Per Unit was $0.51, a 37.8% increase from $0.37 per Unit in 1Q03 but a 10.5% decrease from $0.57 per Unit in 2Q02.

•                  Distribution Per Alliance Holding Unit will be $0.51, an increase of 37.8% from $0.37 per Unit in 1Q03, but a decrease of 12.1% from $0.58 per Unit in 2Q02. The distribution is payable on August 18, 2003 to record holders of Alliance Holding Units at the close of business on August 8, 2003.

Alliance Capital (The Operating Partnership):

•                  Assets Under Management (AUM) were $426 billion, up 10.3% from $386 billion at March 31, 2003 and up 3.3% from $412 billion at June 30, 2002 as a result of net asset inflows and market appreciation.

•                  Average AUM were $410 billion, an increase of 6.7% from $384 billion in 1Q03 but a decrease of 5.4% from $434 billion in 2Q02.

•                  Net Asset Inflows were $2.3 billion for the quarter and $2.6 billion on a trailing twelve-month basis. For the quarter, net asset inflows of $2.6 billion in the Retail channel (excluding cash management) and $1.0 billion in the Private Client channel were partially offset by net asset outflows of $1.1 billion from cash management and $0.2 billion from the Institutional Investment Management channel.  For the twelve- month period, $6.9 billion in net asset outflows in the Retail channel were offset by $6.2 billion of net inflows in the Institutional Investment Management channel and $3.3 billion in the Private Client channel.

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•                  Revenues rose 9.8% to $662 million from $603 million in 1Q03 due to higher average AUM and increased transaction volume.  However, revenues declined 8.6% from $724 million in 2Q02, primarily due to lower investment advisory and services fees and distribution revenues, the result of a decrease in average AUM and a decline in transaction volume.

•                  Expenses for the quarter were $506 million, an increase of 3.7% from $488 million in 1Q03 but a decrease of 8.2% from $550 million in 2Q02. The increase from 1Q03 was primarily due to increased incentive compensation from higher earnings and higher promotion and servicing expenses. The year-over-year decline in expenses was mainly the result of reduced headcount, lower commissions, and lower promotion and servicing costs, offset by an increase in the amortization of deferred compensation due to vesting.

•                  Net Income increased 35.8% to $148 million from $109 million in 1Q03 but declined 10.3% from $165 million in the year ago quarter.

•                  Pre-tax Margin on a GAAP basis improved to 23.6% compared to 19.1% in 1Q03 and declined slightly from 24.0% in 2Q02.  Adjusted for distribution revenues, pre-tax margin on a non-GAAP basis was 28.3% in 2Q03, 22.9% in 1Q03 and 29.0% in 2Q02 (See reconciliation on page 7).

“We were pleased with our second quarter results,” said Bruce W. Calvert, Chairman.  “While a strong stock market rally during the quarter provided the first tail wind we’ve seen in nearly three years, the work we’ve done during the downturn also contributed to our performance. The breadth and quality of AllianceBernstein products contributed to solid net asset inflows.  Investment results generally remained competitive.  And, a continuing focus on productivity and expense control were evident in our financial results.  As always, there is more work to be done.  Overall, however, as we transition to new leadership - recall that Lew Sanders succeeded me as CEO effective July 1 - we believe that Alliance is well positioned to compete and grow.  Lew brings very substantial experience and energy to the task.”

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SUMMARY FINANCIAL RESULTS OF ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)

THREE MONTHS ENDED

(in millions)

	6/30/03	3/31/03	% Change	6/30/02	% Change

Revenues	$662	$603	39.8	$724	(8.6)

Expenses	506	488	3.7	550	(8.2)

Income Before Income Taxes	156	115	35.8	174	(10.0)

Income Taxes	8	6	35.7	9	(5.5)

NET INCOME	$148	$109	35.8	$165	(10.3)

Base Fee Earnings(1)	$140	$106	31.8	$159	(12.1)
Performance Fee Earnings(1)	8	3	183.1	6	40.0
NET INCOME	$148	$109	35.8	$165	(10.3)

(1)          Indicates the relative contributions of Base Fee and Performance Fee Earnings to Net Income.  Management provides these measures because Performance Fee Earnings can vary significantly from quarter to quarter.

CONFERENCE CALL INFORMATION RELATING TO SECOND QUARTER 2003 RESULTS

Alliance Capital’s management will review second quarter 2003 financial and operating results on Tuesday, July 29, 2003, during a conference call at 3:00 p.m. (New York Time) that will be hosted by Chairman Bruce W. Calvert; Vice Chairman and Chief Executive Officer Lewis A. Sanders; and President and Chief Operating Officer John D. Carifa.

Parties interested in listening to the conference call may access it by either telephone or webcast.

1.               To listen by telephone, please dial 800-230-1092 in the U.S. or 612-326-1003 outside the U.S., ten minutes before the 3:00 p.m. (New York Time) scheduled start time.  Please indicate access code “Alliance” when dialing in.

2.               To listen by webcast, please visit Alliance Capital’s Investor Relations website at http://ir.alliancecapital.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are expected to be available on the morning of July 29, 2003 on Alliance Capital’s website at the above web address.

A replay of the conference call will be made available for one week beginning at 6:30 p.m. (New York Time) July 29, 2003. In the U.S. please call 800-475-6701 or for callers outside the U.S. 320-365-3844, and

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provide the access code 691332.  The replay will also be available via webcast on Alliance Capital’s website for one week.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

Alliance Holding owns approximately 30.8% of the units of limited partnership interest in Alliance Capital. At June 30, 2003, AXA Financial was the beneficial owner of approximately 55.2% of the outstanding Alliance Capital Units (including those held indirectly through its ownership of 1.9% of the outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 55.7% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

- 6 Pages of Tables to Follow -

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ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.
(THE PUBLICLY TRADED PARTNERSHIP)
SUMMARY STATEMENTS OF INCOME
(unaudited, in thousands except per Unit amounts)

	Three Months Ended
	6/30/03	3/31/03	6/30/02

Equity in Earnings of Operating Partnership	$45,108	$33,146	$49,605

Income Taxes	5,213	4,802	5,786

NET INCOME	$39,895	$28,344	$43,819

Additional Equity in Earnings of Operating Partnership (1)	904	548	1,577
NET INCOME – Diluted (2)	$40,799	$28,892	$45,396

DILUTED NET INCOME PER UNIT	$0.51	$0.37	$0.57

Base Fee Earnings (3)	$0.48	$0.36	$0.55
Performance Fee Earnings (3)	0.03	0.01	0.02

DILUTED NET INCOME PER UNIT	$0.51	$0.37	$0.57

DISTRIBUTIONS PER UNIT	$0.51	$0.37	$0.58

(1)          To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

(2)          For calculation of Diluted Net Income per Unit.

(3)          Indicates the relative contributions of Base Fee and Performance Fee Earnings to Net Income.  Management provides these measures because Performance Fee Earnings can vary significantly from quarter to quarter.

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ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands)

	Three Months Ended
	6/30/03	3/31/03	6/30/02
Revenues:
Investment Advisory & Services Fees	$443,680	$412,281	$486,137
Distribution Revenues	108,661	100,024	125,370
Institutional Research Services	68,612	57,885	78,048
Shareholder Servicing Fees	25,679	23,857	26,532
Other Revenues, Net	15,113	8,567	8,016
	661,745	602,614	724,103

Expenses:
Employee Compensation & Benefits	226,671	218,169	234,977
Promotion & Servicing:
Distribution Plan Payments	91,950	89,077	103,725
Amortization of Deferred Sales Commissions	52,315	53,019	60,749
Other	41,681	36,540	56,290
General & Administrative	81,406	79,181	82,281
Interest	6,286	6,349	7,196
Amortization of Intangible Assets	5,175	5,175	5,175
	505,484	487,510	550,393

Income Before Income Taxes	156,261	115,104	173,710

Income Taxes	8,203	6,043	8,685

NET INCOME	$148,058	$109,061	$165,025

Base Fee Earnings (1)	$139,978	$106,207	$159,254
Performance Fee Earnings (1)	8,080	2,854	5,771

NET INCOME	$148,058	$109,061	$165,025

(1)          Indicates the relative contributions of Base Fee and Performance Fee Earnings to Net Income.  Management provides these measures because Performance Fee Earnings can vary significantly from quarter to quarter.

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ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)
ANALYSIS OF PRE-TAX MARGIN
(in thousands)

	Three Months Ended
	6/30/03	3/31/03	6/30/02

Pre-tax Margin (GAAP)(1)
Total Revenues	$661,745	$602,614	$724,103
Pre-tax Income	$156,261	$115,104	$173,710
Pre-tax Margin (GAAP)	23.6%	19.1%	24.0%

Pre-tax Margin (Non-GAAP)(2)
Total Revenues	$661,745	$602,614	$724,103
Less: Distribution Revenues	(108,661)	(100,024)	(125,370)
Net Revenues	553,084	502,590	598,733

Total Expenses	505,484	487,510	550,393
Less: Distribution Revenues	(108,661)	(100,024)	(125,370)
Net Expenses	396,823	387,486	425,023

Pre-tax Income	$156,261	$115,104	$173,710

Pre-tax Margin (Non-GAAP)	28.3%	22.9%	29.0%

(1)                                Pre-tax income as a percentage of total revenues.

(2)                                Pre-tax margin (non-GAAP), pre-tax income as a percentage of net revenues, is presented as a non-GAAP financial measure.  The table provides a reconciliation to pre-tax margin (GAAP). Management believes this presentation provides a measure of financial performance that is more comparable to other asset management companies.

ALLIANCE CAPITAL AND ALLIANCE HOLDING
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS
JUNE 30, 2003
(in thousands)

		Weighted Average
		Three Months
	Period End	Basic	Diluted
Alliance Capital	250,687	250,463	253,024

Alliance Holding	77,293	77,069	79,630

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ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT
THREE MONTHS ENDED JUNE 30, 2003
(in millions)

	Retail	Institutional Investment Management	Private Client	Total

Beginning of Period	$134,011	$212,495	$39,792	$386,298

Sales/New Accounts	8,433	5,909	1,692	16,034
Redemptions/Terminations	(6,200)	(5,326)	(551)	(12,077)
Net Cash Management Sales	(1,144)	—	—	(1,144)
Cash Flow	599	(750)	(101)	(252)
Unreinvested Dividends	(236)	—	(45)	(281)
Net Asset Inflows/(Outflows)	1,452	(167)	995	2,280

Transfers	—	608	(608)	—

Appreciation	11,574	21,638	4,413	37,625
Net change	13,026	22,079	4,800	39,905

End of Period	$147,037	$234,574	$44,592	$426,203

ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT
TWELVE MONTHS ENDED JUNE 30, 2003
(in millions)

	Retail	Institutional Investment Management	Private Client	Total

Beginning of Period	$149,655	$222,474	$40,366	$412,495

Sales/New Accounts	26,282	23,095	6,667	56,044
Redemptions/Terminations	(27,757)	(17,884)	(2,421)	(48,062)
Net Cash Management Sales	(3,283)	—	—	(3,283)
Cash Flow	(1,229)	1,016	(784)	(997)
Unreinvested Dividends	(916)	(1)	(157)	(1,074)
Net Asset Inflows/(Outflows)	(6,903)	6,226	3,305	2,628

Transfers	(138)	746	(608)	—

Appreciation	4,423	5,128	1,529	11,080
Net change	(2,618)	12,100	4,226	13,708

End of Period	$147,037	$234,574	$44,592	$426,203

Page 9 of 10 Alliance Capital

ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT
(in millions)

	Three Months Ended
	6/30/03	3/31/03	6/30/02

Average Assets Under Management	$409,917	$384,217	$433,509

Ending Assets Under Management	$426,203	$386,298	$412,495

ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT
BY INVESTMENT ORIENTATION
AT JUNE 30, 2003
(in millions)

	Retail	Institutional Investment Management	Private Client	Total
Equity
Growth
U.S. Growth	$33,194	$55,095	$4,292	$92,581
Global & International Growth	8,610	13,571	201	22,382
	41,804	68,666	4,493	114,963
Value
U.S. Value	23,159	41,617	21,885	86,661
Global & International Value	4,120	21,410	6,778	32,308
	27,279	63,027	28,663	118,969
Total Equity	69,083	131,693	33,156	233,932

Fixed Income
U.S.	55,393	59,836	11,293	126,522
Global & International	19,171	22,627	66	41,864
	74,564	82,463	11,359	168,386

Passive
U.S.	3,380	15,732	77	19,189
Global & International	10	4,686	—	4,696
	3,390	20,418	77	23,885
Total
U.S.	115,126	172,280	37,547	324,953
Global & International	31,911	62,294	7,045	101,250
	$147,037	$234,574	$44,592	$426,203

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ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT
BY INVESTMENT VEHICLE
AT JUNE 30, 2003
(in millions)

	Retail	Institutional Investment Management	Private Client	Total
Separately Managed Accounts
Parent	$—	$46,616	$—	$46,616
Other (1)	6,787	185,405	30,978	223,170
	6,787	232,021	30,978	269,786

Mutual Funds
Parent (2)	31,342	9	—	31,351
Other	108,908	2,544	13,614	125,066
	140,250	2,553	13,614	156,417

Total	$147,037	$234,574	$44,592	$426,203

(1)          Retail separately managed accounts represent assets in managed account products.

(2)          Parent includes certain mutual funds sponsored by Alliance Capital’s parent and sub-advised by Alliance Capital.

ALLIANCE CAPITAL MANAGEMENT L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT
BY LOCATION (1)
AT JUNE 30, 2003
(in millions)

	Retail	Institutional Investment Management	Private Client	Total
U.S. Clients	$130,207	$176,101	$43,479	$349,787
International Clients (non-U.S.)	16,830	58,473	1,113	76,416
	$147,037	$234,574	$44,592	$426,203

(1)          Categorized by country domicile of client.

1